Exhibit 99.1

On October 20, 2022, United Bancshares, Inc. issued the following release:

United Bancshares, Inc. (Nasdaq: UBOH – news), a financial holding company headquartered in Columbus Grove, Ohio with consolidated assets of $1.1 billion today announced operating results for the quarter ended September 30, 2022, unaudited.

Quarterly Results

For the quarter ended September 30, 2022, the Corporation reported net income of $3,086,000, or $0.94 basic earnings per share, a decrease of $1,006,000 (24.6%) compared to the third quarter of 2021 net income of $4,092,000, or $1.25 basic earnings per share. The decrease in operating results for the third quarter of 2022 as compared to the same period in 2021 was primarily attributable to a decrease in non-interest income of $1,889,000 (40.1%) and a decrease in net interest income of $574,000 (5.8%), offset by a decrease in non-interest expenses of $815,000 (8.4%), and a decrease in the provision for income taxes of $642,000 (76.2%). The third quarter results include a $797,000, or $0.24 basic earnings per share, increase in non-interest income due to a BOLI death benefit payment.

Net interest income for the third quarter of 2022 was $9,329,000, compared to $9,903,000 for the third quarter of 2021, a decrease of $574,000. Loan interest income decreased $1,286,000, a result of Paycheck Protection Program (PPP) fees decreasing $2,238,000, offset by an increase in interest income of $952,000 due to rising portfolio rates and loan balances. Interest from the investment portfolio and other interest increased $764,000 and interest expense increased $52,000.

Non-interest income for the third quarter of 2022 was $2,823,000, compared to $4,712,000 for the third quarter of 2021, a decrease of $1,889,000. The decrease was primarily attributable to a decrease in gain on sales of loans of $2,947,000 (77.6%), offset by an increase in other non-interest income of $1,092,000 (119.1%). The significant decrease in gain on sale of loans was attributable to a decrease in loan activity by the residential mortgage operations, along with a decrease in the net gain on sale, expressed as a percentage of loan balances sold. During the quarter ended September 30, 2022, there were 158 loans sold totaling $41.6 million, compared to 328 loans sold totaling $90.4 million during the same period of 2021. The net gain on sale was 1.77% for the third quarter of 2022 compared to 4.06% for the same period of 2021. The increase in other non-interest income was primarily related to and a $794,000 increase in BOLI income due to a death benefit payment, and an increase in income from the Corporation’s loan hedging program of $310,000.

For the quarter ended September 30, 2022, non-interest expenses were $8,865,000, compared to $9,680,000 for the comparable quarter of 2021, a $815,000 decrease.  The significant quarter-over-quarter decreases include salaries and benefits of $604,000 (11.2%), a result of lower mortgage loan commissions, loan origination expenses of $219,000 (46.8%), data processing expense of $125,000 (21.2%), and advertising and promotional expense of $119,000 (21.1%), offset by increases in exam and auditing expense of $61,000 (42.3%), and legal fees of $58,000 (190.9%).

Year to date results

Net income for the nine months ended September 30, 2022 totaled $7,776,000, or $2.37 basic earnings per share, compared to $10,863,000, or $3.31 basic earnings per share for the same period in 2021, a decrease of $3,087,000 (28.4%). The decrease in operating results for the nine month period ended September 30, 2022 as compared to the nine month period ended September 30, 2021 was primarily attributable to a decrease in net interest income of $779,000 (2.9%) and a decrease in non-interest income of $6,101,000 (42.9%), offset by a decrease in non-interest expenses of $2,032,000 (7.3%), a decrease in the provision for loan losses of $300,000, and a decrease in the provision for income taxes of $1,461,000 (66.4%).

Net interest income totaled $26,213,000 for the nine months ended September 30, 2022, compared to $26,992,000 for the same period in 2021, a decrease of $779,000. Loan interest income decreased $3,232,000, due primarily to a reduction in PPP loan fees of $3,722,000 offset by an increase in interest income of $490,000 due to rising portfolio rates and loan balances. Interest on the investment portfolio and other interest income increased $1,990,000 and interest expense decreased $463,000.

Non-interest income for the nine months ended September 30, 2022 totaled $8,129,000, compared to $14,230,000 for the same period in 2021, a decrease of $6,101,000. The decrease in non-interest income was primarily attributable to decreases in gain on sales of loans of $9,722,000 (86.4%), offset by an increase in other non-interest income of $3,730,000 (125.2%). The decrease in gain on sale of loans was attributable to a decrease in loan activity and in the net gain on sale earned. For the nine months ended September 30, 2022, there were 541 loans sold totaling $148.7 million at a net gain on sale of 0.79% compared to the same period of 2021 when there were 1,098 loans sold totaling $286.9 million at a net gain on sale of 3.76%. The increase in other non-interest income was due to an increase in income from the Corporation’s loan hedging program of $2,663,000, a $758,000 increase in BOLI income due to a death benefit payment, and a $149,000 increase in NSF fees.

Non-interest expenses were $25,827,000 for the nine months ended September 30, 2022, compared to $27,859,000 for the same period in 2021, a decrease of $2,032,000. The decrease in non-interest expenses was primarily attributable to decreases in salaries and benefits of $1,480,000 (9.4%), a result of lower mortgage loan commissions, loan origination expenses of $486,000 (39.7%), advertising and promotional expense of $294,000 (17.8%), and data processing expense of $233,000 (13.6%) offset by increases in equipment service expense of $75,000 (8.7%), travel and entertainment expense of $92,000 (133.9%), ATM processing expense of $63,000 (10.1%), and Ohio franchise tax expense of $62,000 (10.6%).

Balance Sheet Fluctuations

Total assets amounted to $1.06 billion at September 30, 2022 compared to $1.08 billion at December 31, 2021, a decrease of $17.3 million (1.6%). The decrease in total assets was primarily the result of decreases of $26.2 million (34.8%) in cash and cash equivalents, and $32.2 million (10.5%) in securities available for sale, offset by a $27.9 million (4.6%) increase in loans, and $13.5 million increase in other assets (136.4%). Deposits totaled $960.8 million at September 30, 2022, compared to $930.4 million at December 31, 2021, an increase of $30.4 million (3.3%).

Shareholders’ equity decreased $45.3 million (38.0%) from $119.1 million at December 31, 2021 to $73.8 million at September 30, 2022. This was the result of an increase in unrealized losses on available for sale securities, net of tax of $50.3 million and dividends paid of $2,067,000 offset by net income of $7,776,000. The increase in unrealized losses on available for sale securities from December 31, 2021 to September 30, 2022 was attributable to increasing long-term treasury yields.  Net unrealized gains and losses on available for sale securities are reported as accumulated other comprehensive income/(loss) in the consolidated balance sheets.

About United Bancshares, Inc.

United Bancshares, Inc. is the holding company of The Union Bank Company which serves Allen, Delaware, Franklin, Hancock, Marion, Paulding, Putnam, Sandusky, Van Wert and Wood Counties in Ohio, with office locations in Bowling Green, Columbus Grove, Delaware, Delphos, Findlay, Gahanna, Gibsonburg, Kalida, Leipsic, Lima, Marion, Ottawa, Paulding, Pemberville, Plymouth and Westerville Ohio.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2021 Form 10-K.